            As filed with the Securities and Exchange Commission on May 16, 2001
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                                   HI/FN, INC.
               (Exact name of issuer as specified in its charter)
                                -----------------

        Delaware                                        33-0732700
(State of Incorporation)                       (IRS Employer Identification No.)

                              750 University Avenue
                           Los Gatos, California 95302
                    (Address of principal executive offices)
                                -----------------

                 HI/FN, INC. 2001 NONSTATUTORY STOCK OPTION PLAN
                            (Full title of the plans)

                                  Chris Kenber
                             Chief Executive Officer
                              750 University Avenue
                           Los Gatos, California 95032
                     (Name and address of agent for service)

                                 (408) 399-3500
          (Telephone number, including area code, of agent for service)
                                -----------------

                                    Copy to:

                             Steven E. Bochner, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                -----------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================
                                               AMOUNT TO         PROPOSED         AMOUNT OF
          TITLE OF SECURITIES                     BE          OFFERING PRICE    REGISTRATION
            TO BE REGISTERED                  REGISTERED       PER SHARE(1)          FEE
------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share
------------------------------------------------------------------------------------------------
-- Reserved under 2001 Stock Option Plan        1,500,000       $16.925          $6,350.00
================================================================================================

(1) Estimated in accordance with Rules 457(h) and 457(c) solely for the purpose of calculating the registration fee on the basis of $16.925 per share, the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on May 15, 2001.

================================================================================

                                   HI/FN, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference into this Registration Statement the contents of hi/fn's earlier Registration Statement on Form S-8 (File #333-48232). In addition, there are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

        - hi/fn's Registration Statement on Form 10 (File No. 0-24765) filed December 8, 1998.

        -   hi/fn's annual report on Form 10-K filed on December 26, 2000.

        - hi/fn's quarterly reports on Form 10-Q filed on February 12, 2001 and May 1, 2001.

         All documents filed by hi/fn pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Inapplicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        hi/fn's Certificate of Incorporation and Bylaws provide for the indemnification of present and former directors, officers, employees and agents of hi/fn and persons serving as directors, employees or agents of another corporation or entity at the request of hi/fn (each, an "Indemnified Party") to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"). Indemnified Parties are specifically indemnified in hi/fn's Bylaws (the "Indemnification Provisions") for expenses, including attorneys' fees, court costs, witness fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by an Indemnified Party in connection with a threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director or officer of hi/fn or is or was serving as a director, officer, employee or agent of another corporation or entity at the request of hi/fn. Such Indemnified Party must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the subject corporation and, with respect to any criminal action or proceeding, must have had no reasonable cause to believe his conduct was unlawful.

         The Indemnification Provisions and provisions for advancing expenses in hi/fn's Bylaws are expressly not exclusive of any other rights of indemnification or advancement of expenses pursuant to any agreement, vote of the stockholders or disinterested directors or pursuant to judicial direction. hi/fn is authorized to purchase insurance on behalf of an Indemnified Party for liabilities incurred, whether or not hi/fn would have the power or obligation to indemnify him pursuant to hi/fn's Certificate, hi/fn's Bylaws or the DGCL.

         In addition, hi/fn has entered, or will enter, into indemnification agreements with each of its directors and executive officers pursuant to which such persons are indemnified for costs and expenses actually and reasonably incurred by such persons in connection with a threatened, pending or completed claim arising out of service as a director, officer, employee, trustee and/or agent of hi/fn or another entity at the request of hi/fn.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Inapplicable.

ITEM 8. EXHIBITS.

           EXHIBIT
           NUMBER                          DESCRIPTION
          ---------                        -----------
             4.1       hi/fn, inc. 2001 Nonstatutory Stock Option Plan
             5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as
                       to legality of securities being offered
             23.1      Consent of PricewaterhouseCoopers LLP, Independent Auditors
             23.2      Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
                       (included in Exhibit 5.1)
             24.1      Powers of Attorney (see page 5)

ITEM 9. UNDERTAKINGS.

         (a)   The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant, hi/fn, inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on this 16th day of May, 2001.



                             hi/fn, inc.



                             By: /s/ Chris G. Kenber
                                ------------------------------------------------
                                 Chris G. Kenber
                                 President, Chief Executive Officer and Director

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Chris G. Kenber and William R. Walker and each of them acting individually, as his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments said Registration Statement.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     SIGNATURE                                TITLE                          DATE
--------------------------     ------------------------------------  --------------------
/s/ Chris G. Kenber            President, Chief Executive Officer
--------------------------     and Director                           May 16, 2001
  Chris G. Kenber

/s/ William R. Walker          Vice President, Finance, Chief
--------------------------     Financial Officer and Secretary        May 16, 2001
 William R. Walker

/s/ Douglas L. Whiting         Director                               May 16, 2001
--------------------------
Douglas L. Whiting


/s/ Taher Elgamal              Director                               May 16, 2001
--------------------------
   Taher Elgamal

/s/ Raymond J. Farnham         Director                               May 16, 2001
--------------------------
Raymond J. Farnham

 /s/ Robert W. Johnson         Director                               May 16, 2001
--------------------------
 Robert W. Johnson

/s/ Albert E. Sisto            Director                               May 16, 2001
--------------------------
  Albert E. Sisto

                                INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                                DESCRIPTION
  -------                               -----------
   4.1        hi/fn, inc. 2001 Nonstatutory Stock Option Plan
   5.1        Opinion of Counsel as to legality of securities being registered
  23.1        Consent of Independent Accountants
  23.2        Consent of Counsel (contained in Exhibit 5.1)
  24.1        Power of Attorney (see Page 5)